UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2023

ARES STRATEGIC INCOME FUND

(Exact Name of Registrant as Specified in Charter)

Delaware	814-01512	88-6432468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY		10167
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment No. 1 to the SG Funding Facility

On December 19, 2023, Ares Strategic Income Fund (the “Fund”) and ASIF Funding I, LLC, a wholly owned subsidiary of the Fund (the “Borrower”), entered into Amendment No. 1 to the Loan and Servicing Agreement (the “SG Funding Facility Amendment”) to the Loan and Servicing Agreement, dated as of July 26, 2023 (as amended, the “SG Funding Facility”), by and among the Borrower, the Fund as equityholder, the lenders from time to time parties thereto, Société Générale, as swingline lender and agent, the collateral agent and collateral administrator party thereto, and the document custodian party thereto.

The SG Funding Facility Amendment, among other things, (a) increased the total commitments under the SG Funding Facility from $500 million to $1 billion, including commitments for up to $50 million of swingline loans subject to the terms of the SG Funding Facility Amendment (any usage of which reduces availability for revolving loans); and (b) adjusted the interest rate charged on the SG Funding Facility to an applicable benchmark (Term SOFR, Daily Simple SONIA, EURIBOR or CORRA) plus an applicable margin of 2.60% per annum.

In addition, the SG Funding Facility Amendment provides that (i) $250 million of the outstanding Revolving Loans (as defined in the SG Funding Facility) will be converted to Term Loans (as defined in the SG Funding Facility) in connection with the SG Funding Facility Amendment and (ii) on July 26, 2024, an additional $100 million of the outstanding Revolving Loans will be automatically converted to Term Loans. Term Loans under the SG Funding Facility must be paid in full on the earlier of (i) July 26, 2028 and (ii) the effective date on which the SG Funding Facility is terminated pursuant to its terms. The other terms of the SG Funding Facility remained materially unchanged.

Borrowings under the SG Funding Facility are subject to the SG Funding Facility’s various covenants and leverage restrictions contained in the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the SG Funding Facility Amendment and is qualified in its entirety by reference to the copy of the SG Funding Facility Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities.

During December 2023, the Fund sold Class I common shares of beneficial interest. The number of shares to be issued was finalized on December 21, 2023. The purchase price per Class I common share equaled the Fund’s net asset value (“NAV”) per Class I common share as of November 30, 2023. The offer and sale of the Class I common shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and/or Regulation S promulgated thereunder. The following table details the Class I common shares sold:

Date of Unregistered Sales (dollar amount in millions)	Amount of Class I Common Shares	Total Consideration
During December 2023 (number of shares finalized on December 21, 2023)	696,263	$18.8

Item 8.01  Other Events.

December 2023 Distributions

On November 13, 2023, the Fund’s board of trustees declared regular monthly distributions for each class of the Fund’s common shares of beneficial interest, including Class I shares, Class S shares and Class D shares (collectively, the “Common Shares”) in the amounts per share set forth below:

	Gross Distribution	Shareholder Servicing Fee	Net Distribution
Class I	$0.21430	$0.00000	$0.21430
Class S	$0.21430	$0.01951	$0.19479
Class D	$0.21430	$0.00574	$0.20856

The distributions for each class of Common Shares are payable to shareholders of record as of the open of business on December 29, 2023 and will be paid on or about January 25, 2024.

The distributions will be paid in cash or reinvested in the Common Shares for shareholders participating in the Fund’s distribution reinvestment plan.

Portfolio and Business Commentary

As of November 30, 2023, the Fund had investments in 244 portfolio companies with total fair value of approximately $2,421 million. As of November 30, 2023, based on fair value, the Fund’s portfolio investments consisted of 94% in first lien senior secured loans, 1% in second lien senior secured loans, 1% in collateralized loan obligations, 1% in senior subordinated loans, 2% in preferred equity and 1% in other equity. As of November 30, 2023, 98% of the debt investments at fair value in the Fund’s portfolio were floating rate. As of November 30, 2023, the ten largest industries in which the Fund was invested, represented as a percentage of fair value, were as follows:

As of
November 30, 2023
Industry
Software and Services	20.6%
Health Care Services	12.7%
Consumer Services	10.8%
Capital Goods	10.5%
Financial Services	7.2%
Insurance Services	6.4%
Commercial and Professional Services	5.4%
Media and Entertainment	4.5%
Pharmaceuticals, Biotechnology and Life Sciences	3.7%
Retailing and Distribution	2.9%

Net Asset Value

The NAV per share of each class of Common Shares as of November 30, 2023, as determined in accordance with the valuation policies and procedures of Ares Capital Management, LLC, the Fund’s investment adviser, was as follows:

NAV as of November 30, 2023
Class I	$27.03
Class S	$27.03
Class D	$27.03

As of November 30, 2023, the Fund’s aggregate NAV was approximately $1,560 million, the fair value of its portfolio investments was approximately $2,421 million, and it had approximately $710 million of debt outstanding. The Fund’s debt-to-equity leverage ratio as of November 30, 2023 was 0.46x.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $7.5 billion of its Common Shares, pursuant to an offering (the “Offering”). Additionally, the Fund has sold unregistered shares as part of private offerings (the “Private Placements”). The following table lists the Common Shares issued and total consideration for both the Offering and the Private Placements as of the date of this filing. The table below does not include Common Shares issued through the Fund’s distribution reinvestment plan. The Fund intends to continue selling Common Shares in the Offering on a monthly basis.

(dollar amounts in millions)	Common Shares Issued	Total Consideration
Offering:
Class I	16,321,239	$441.2
Class S	10,959,519	$296.1
Class D	1,797,872	$48.6
Private Placements
Class I	35,298,464	$925.4
Class S	—	—
Class D	—	—
Total*	64,377,094	$1,711.3

*Amounts may not sum due to rounding.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
10.1*	Amendment No. 1 to the Loan and Servicing Agreement, dated as of December 19, 2023, among ASIF Funding I, LLC, as borrower, Ares Strategic Income Fund, as equityholder and servicer, the lenders from time to time parties thereto, Société Générale, as agent and swingline lender, the collateral agent and collateral administrator party, and the document custodian party.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Registration S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES STRATEGIC INCOME FUND

Date: December 22, 2023

	By:	/s/ Scott C. Lem
	Name:	Scott C. Lem
	Title:	Chief Financial Officer and Treasurer